CARMAX REPORTS RECORD THIRD QUARTER RESULTS

Richmond, Va., December 19, 2014 – CarMax, Inc. (NYSE:KMX) today reported record results for the third quarter ended November 30, 2014.

▪	Net sales and operating revenues increased 15.8% to $3.41 billion.

▪	Used unit sales in comparable stores increased 7.4%.

▪	Total used unit sales rose 14.0%.

▪	Total wholesale unit sales increased 10.0%.

▪	CarMax Auto Finance (CAF) income increased 6.9% to $89.7 million.

▪	Net earnings grew 22.2% to $130.0 million. Net earnings per diluted share rose 27.7% to $0.60.

“We had another great quarter,” said Tom Folliard, president and chief executive officer.  “Continued strong performance in our used, wholesale and CAF operations, along with the growth of our store base and our ongoing share repurchase program contributed to our record third quarter earnings per share.”

Third Quarter Business Performance Review

Sales.  Total used vehicle unit sales grew 14.0% and comparable store used unit sales increased 7.4% versus the prior year’s third quarter.  Comparable store used unit sales benefited from a combination of factors, including our sixth consecutive quarter of growth in customer traffic, as well as improved conversion.

The percentage of retail vehicles financed by third-party subprime providers (those who purchase financings at a discount), combined with those financed under the previously announced CAF loan origination test, declined from 17.7% in the third quarter of fiscal 2014 to 15.2% in this year’s third quarter.

Wholesale vehicle unit sales grew 10.0% versus the third quarter of fiscal 2014.  Wholesale unit sales primarily benefited from increased appraisal traffic and the growth of our store base.

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Other sales and revenues increased $17.3 million, or 30.2%, year-over-year.  Extended protection plan (EPP) revenues (which includes extended service plan and guaranteed asset protection revenues) rose $12.9 million, or 26.5%, versus the prior year’s quarter.  Last year’s third quarter EPP revenues were reduced by an adjustment to the reserve for estimated cancellations of $8.8 million ($0.02 per diluted share).  The remainder of the increase in EPP revenues reflected the growth in our retail unit sales, partially offset by a somewhat lower EPP penetration rate.  Net third-party finance fees improved $2.5 million versus last year’s third quarter primarily due to the reduction in the percentage of sales financed by third-party subprime providers.

Gross Profit.  Total gross profit increased 17.0% to $446.6 million.  Used vehicle gross profit rose 15.2%, primarily driven by the 14.0% increase in total used unit sales.  Used vehicle gross profit per unit rose $23 to $2,172.  Wholesale vehicle gross profit increased 14.8% versus the prior year’s quarter, driven by the combination of the 10.0% increase in wholesale unit sales and an improvement in wholesale vehicle gross profit per unit, which rose 4.5%, or $40, to $927.  Other gross profit rose 30.9% reflecting the improvement in other sales and revenues.

SG&A.  SG&A expenses increased 11.3% to $316.6 million.  The increase primarily reflected the 16% increase in our store base since the beginning of last year’s third quarter (representing the addition of 20 stores) and higher variable selling costs resulting from our 7.4% increase in comparable store used unit sales.  SG&A per retail unit declined $52 to $2,243, as our comparable store unit sales growth generated overhead leverage.

CarMax Auto Finance.(1)  CAF income increased 6.9% to $89.7 million, driven by an increase in average managed receivables, partly offset by a lower total interest margin percentage.  Average managed receivables grew 17.9% to $8.03 billion as CAF loan originations have continued to grow.  The total interest margin, which reflects the spread between interest and fees charged to consumers and our funding costs, declined to 6.4% of average managed receivables in the current quarter from 6.8% in last year’s third quarter.

We continued our test to originate loans for customers who typically would be financed by our third-party subprime providers.  During the third quarter of fiscal 2015, we originated $12.3 million of loans in this test, representing 0.5% of retail unit sales.  As of November 30, 2014, a total of $56.7 million of loans had been originated in this test.

Store Openings.  During the third quarter of fiscal 2015, we opened four stores, including two stores in new markets (Tupelo, Mississippi; and Reno, Nevada).  We also added stores in the Portland, Oregon and Raleigh, North Carolina markets.  Through the first nine months of the fiscal year, we opened 12 stores.

Financing Activities.

Our third quarter financing activities included the following:

•	We closed on a $300 million term loan, due November 2017.
•	We increased the capacity of our unsecured revolving credit facility by $300 million, to a total of $1.0 billion. The terms and expiration date of this facility were unchanged.
•	We increased the capacity of our warehouse facilities by $200 million, to a total of $2.3 billion. These facilities represent our initial funding source for CAF auto loan receivables.
•

We repurchased 6.2 million shares of common stock for $327.2 million pursuant to our share repurchase program.  As of November 30, 2014, we had $2.58 billion remaining available for repurchase under the program.

(1)Although CAF benefits from certain indirect overhead expenditures, we have not allocated indirect costs to CAF to avoid making subjective allocation decisions.

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Supplemental Financial Information

Amounts and percentage calculations may not total due to rounding.

Sales Components

	Three Months Ended November 30			Nine Months Ended November 30
(In millions)	2014	2013	Change	2014	2013	Change
Used vehicle sales	$2,794.5	$2,396.8	16.6%	$8,775.0	$7,738.1	13.4%
New vehicle sales	54.6	50.1	9.0%	194.3	162.5	19.6%
Wholesale vehicle sales	481.7	437.3	10.2%	1,557.2	1,402.8	11.0%
Other sales and revenues:
Extended protection plan revenues	61.7	48.8	26.5%	188.4	178.4	5.6%
Service department sales	28.0	26.1	7.1%	84.9	80.8	5.0%
Third-party finance fees, net	(15.2)	(17.7)	14.2%	(45.1)	(64.6)	30.2%
Total other sales and revenues	74.5	57.2	30.2%	228.1	194.6	17.3%
Total net sales and operating revenues	$3,405.2	$2,941.4	15.8%	$10,754.6	$9,498.0	13.2%

Unit Sales

	Three Months Ended November 30			Nine Months Ended November 30
	2014	2013	% Change	2014	2013	% Change
Used vehicles	139,158	122,065	14.0%	433,011	394,073	9.9%
New vehicles	2,009	1,818	10.5%	7,187	5,954	20.7%
Wholesale vehicles	90,988	82,743	10.0%	286,075	262,342	9.0%

Average Selling Prices

	Three Months Ended November 30			Nine Months Ended November 30
	2014	2013	% Change	2014	2013	% Change
Used vehicles	$19,914	$19,469	2.3%	$20,104	$19,480	3.2%
New vehicles	$27,056	$27,428	(1.4)%	$26,926	$27,176	(0.9)%
Wholesale vehicles	$5,124	$5,123	0.0%	$5,277	$5,185	1.8%

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Vehicle Sales Changes

	Three Months Ended November 30		Nine Months Ended November 30
	2014	2013	2014	2013
Used vehicle units	14.0%	15.4%	9.9%	19.6%
Used vehicle revenues	16.6%	15.9%	13.4%	20.0%

Wholesale vehicle units	10.0%	3.8%	9.0%	6.6%
Wholesale vehicle revenues	10.2%	2.2%	11.0%	5.3%

Comparable Store Used Vehicle Sales Changes (1)

	Three Months Ended November 30		Nine Months Ended November 30
	2014	2013	2014	2013
Used vehicle units	7.4%	9.9%	3.5%	14.3%
Used vehicle revenues	9.9%	10.5%	6.8%	14.7%

 (1)Stores are added to the comparable store base beginning in their fourteenth full month of operation. Comparable store calculations include results for a set of stores that were included in our comparable store base in both the current and corresponding prior year periods.

Selected Operating Ratios

	Three Months Ended November 30				Nine Months Ended November 30
(In millions)	2014	% (1)	2013	% (1)	2014	% (1)	2013	% (1)
Net sales and operating revenues	$3,405.2	100.0	$2,941.4	100.0	$10,754.6	100.0	$9,498.0	100.0
Gross profit	$446.6	13.1	$381.7	13.0	$1,411.7	13.1	$1,264.6	13.3
CarMax Auto Finance income	$89.7	2.6	$83.9	2.9	$276.9	2.6	$255.3	2.7
Selling, general, and administrative
expenses	$316.6	9.3	$284.4	9.7	$927.7	8.6	$857.8	9.0
Interest expense	$7.3	0.2	$7.6	0.3	$22.3	0.2	$23.3	0.2
Earnings before income taxes	$210.8	6.2	$173.2	5.9	$736.5	6.8	$637.6	6.7
Net earnings	$130.0	3.8	$106.5	3.6	$454.2	4.2	$393.4	4.1

(1)	Calculated as a percentage of net sales and operating revenues.

Gross Profit

	Three Months Ended November 30			Nine Months Ended November 30
(In millions)	2014	2013	Change	2014	2013	Change
Used vehicle gross profit	$302.2	$262.4	15.2%	$947.8	$859.5	10.3%
New vehicle gross profit	1.5	1.1	25.8%	5.4	3.4	55.9%
Wholesale vehicle gross profit	84.3	73.4	14.8%	271.5	237.4	14.4%
Other gross profit	58.6	44.8	30.9%	186.9	164.3	13.8%
Total	$446.6	$381.7	17.0%	$1,411.7	$1,264.6	11.6%

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Gross Profit per Unit

	Three Months Ended November 30				Nine Months Ended November 30
	2014		2013		2014		2013
	$ per unit(1)	%(2)	$ per unit(1)	%(2)	$ per unit(1)	%(2)	$ per unit(1)	%(2)
Used vehicle gross profit	$2,172	10.8	$2,149	10.9	$2,189	10.8	$2,181	11.1
New vehicle gross profit	$724	2.7	$636	2.3	$747	2.8	$578	2.1
Wholesale vehicle gross profit	$927	17.5	$887	16.8	$949	17.4	$905	16.9
Other gross profit	$415	78.7	$361	78.3	$425	82.0	$411	84.4
Total gross profit	$3,164	13.1	$3,081	13.0	$3,207	13.1	$3,161	13.3

(1)Calculated as category gross profit divided by each category’s respective units sold, except the other and total categories, which are calculated by dividing their respective gross profit by total retail units sold.

(2)Calculated as a percentage of its respective sales or revenue.

SG&A Expenses

	Three Months Ended November 30			Nine Months Ended November 30
(In millions)	2014	2013	Change	2014	2013	Change
Compensation and benefits (1)	$179.6	$161.4	11.3%	$540.1	$494.4	9.2%
Store occupancy costs	61.9	53.9	14.9%	180.1	160.9	12.0%
Advertising expense	28.3	23.4	21.2%	88.4	77.0	14.9%
Other overhead costs (2)	46.8	45.7	2.5%	119.1	125.5	(5.1)%
Total SG&A expenses	$316.6	$284.4	11.3%	$927.7	$857.8	8.1%
SG&A per retail unit	$2,243	$2,295	$(52)	$2,107	$2,144	$(37)

(1)Excludes compensation and benefits related to reconditioning and vehicle repair service, which are included in cost of sales.

(2)Includes IT expenses, insurance, non-CAF bad debt, travel, preopening and relocation costs, charitable contributions and other administrative expenses.  Costs for the nine months ended November 30, 2014, were reduced by $20.9 million in connection with the receipt of settlement proceeds in a class action lawsuit.

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Components of CAF Income and Other CAF Information

	Three Months Ended November 30				Nine Months Ended November 30
(In millions)	2014	% (1)	2013	% (1)	2014	% (1)	2013	% (1)
Interest margin:
Interest and fee income	$152.7	7.6	$138.3	8.1	$450.4	7.8	$409.0	8.4
Interest expense	(24.8)	(1.2)	(22.2)	(1.3)	(71.8)	(1.2)	(67.6)	(1.4)
Total interest margin	127.9	6.4	116.1	6.8	378.6	6.5	341.4	7.0
Provision for loan losses	(24.1)	(1.2)	(19.7)	(1.2)	(60.3)	(1.0)	(49.0)	(1.0)
Total interest margin after provision
for loan losses	103.8	5.2	96.4	5.7	318.3	5.5	292.4	6.0
Other income	―	―	―	―	―	―	0.1	―
Total direct expenses	(14.1)	(0.7)	(12.5)	(0.7)	(41.4)	(0.7)	(37.2)	(0.8)
CarMax Auto Finance income	$89.7	4.5	$83.9	4.9	$276.9	4.8	$255.3	5.2

Total average managed receivables	$8,026.2		$6,805.3		$7,713.6		$6,491.4
Net loans originated	$1,152.6		$960.6		$3,554.3		$3,168.7
Net CAF penetration rate	41.8%		40.6%		41.2%		41.2%
Weighted average contract rate	7.0%		7.0%		7.1%		6.9%

Ending allowance for loan losses	$80.4		$67.9		$80.4		$67.9

Warehouse facility information:
Ending funded receivables	$959.0		$807.0		$959.0		$807.0
Ending unused capacity	$1,341.0		$993.0		$1,341.0		$993.0

(1)	Annualized percentage of total average managed receivables.

Earnings Highlights

	Three Months Ended November 30			Nine Months Ended November 30
(In millions except per share data)	2014	2013	Change	2014	2013	Change
Net earnings	$130.0	$106.5	22.2%	$454.2	$393.4	15.5%
Diluted weighted average shares outstanding	217.0	227.4	(4.6)%	220.6	227.9	(3.2)%
Net earnings per diluted share	$0.60	$0.47	27.7%	$2.06	$1.73	19.1%

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Planned Store Openings

We currently plan to open the following stores within 12 months from November 30, 2014:

Location	Television Market	Market Status	Planned Opening Date
Warrensville Heights, Ohio	Cleveland	New	Q4 Fiscal 2015
Brooklyn Park, Minnesota	Minneapolis/St Paul	New	Q1 Fiscal 2016
Sicklerville, New Jersey	Philadelphia	Existing	Q1 Fiscal 2016
Gainesville, Florida	Gainesville	New	Q1 Fiscal 2016
Cranston, Rhode Island	Providence	Existing	Q2 Fiscal 2016
Parker, Colorado	Denver	Existing	Q2 Fiscal 2016
Loveland, Colorado	Denver	Existing	Q2 Fiscal 2016
Tallahassee, Florida	Tallahassee	New	Q2 Fiscal 2016
Gaithersburg, Maryland (1)	Washington/Baltimore	Existing	Q2 Fiscal 2016
Richmond, Texas	Houston	Existing	Q2 Fiscal 2016
Maplewood, Minnesota	Minneapolis/St Paul	Existing	Q3 Fiscal 2016

(1)	Represents a store relocation being made in connection with the expiration of the lease on our Rockville, Maryland, store.

Normal construction, permitting or other scheduling delays could shift the opening dates of any of these stores into a later period.  We currently estimate total capital expenditures will be approximately

$300 million in fiscal 2015.  We plan to open 13 stores in fiscal 2015 and between 10 and 15 stores in each of the following two fiscal years.

Conference Call Information

We will host a conference call for investors at 9:00 a.m. ET today, December 19, 2014.  Domestic investors may access the call at 1-888-298-3261 (international callers dial 1-706-679-7457).  The conference I.D. for both domestic and international callers is 53294466.  A live webcast of the call will be available on our investor information home page at investor.carmax.com and at www.streetevents.com.

A webcast replay of the call will be available at investor.carmax.com through April 1, 2015.  A telephone replay also will be available through December 31, 2014, and may be accessed by dialing
1-855-859-2056 (international callers dial 1‑404‑537‑3406).  The conference I.D. for both domestic and international callers is 53294466.

Fourth Quarter Fiscal 2015 Earnings Release Date

We currently plan to release results for the fourth quarter and fiscal year February 28, 2014, on Thursday, April 2, 2015, before the opening of trading on the New York Stock Exchange.  We plan to host a conference call for investors at 9:00 a.m. ET on that date.  Information on this conference call will be available on our investor information home page at investor.carmax.com in March 2015.

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About CarMax

CarMax, a member of the Fortune 500 and the S&P 500, and one of the Fortune “100 Best Companies to Work For,” for ten consecutive years, is the nation’s largest retailer of used vehicles.  Headquartered in Richmond, Va., CarMax currently operates 143 used car stores in 72 markets.  The CarMax consumer offer features low, no-haggle prices, a broad selection of CarMax Quality Certified used vehicles and superior customer service.  During the fiscal year ended February 28, 2014, the company retailed 526,929 used vehicles and sold 342,576 wholesale vehicles at our in-store auctions.  For more information, access the CarMax website at www.carmax.com.

Forward-Looking Statements

We caution readers that the statements contained in this release about our future business plans, operations, opportunities or prospects, including without limitation any statements or factors regarding expected sales, margins or earnings, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements are based upon management’s current knowledge and assumptions about future events and involve risks and uncertainties that could cause actual results to differ materially from anticipated results.  Among the factors that could cause actual results and outcomes to differ materially from those contained in the forward-looking statements are the following:

•	Changes in the competitive landscape and/or our failure to successfully adjust to such changes.
•	Changes in general or regional U.S. economic conditions.
•	Changes in the availability or cost of capital and working capital financing, including changes related to the asset-backed securitization market.
•	Changes in consumer credit availability provided by our third-party financing providers.
•	Events that damage our reputation or harm the perception of the quality of our brand.
•	Our inability to recruit, develop and retain associates and maintain positive associate relations.
•	The loss of key associates from our store, regional or corporate management teams or a significant increase in labor costs.
•	Security breaches or other events that result in the misappropriation, loss or other unauthorized disclosure of confidential customer or associate information.
•	Significant changes in prices of new and used vehicles.
•	A reduction in the availability of or access to sources of inventory or a failure to expeditiously liquidate inventory.
•	Factors related to the regulatory and legislative environment in which we operate.
•	Factors related to geographic growth, including the inability to acquire or lease suitable real estate at favorable terms or to effectively manage our growth.
•	The failure of key information systems.
•	The effect of various litigation matters.
•	Adverse conditions affecting one or more automotive manufacturers, and manufacturer recalls.
•

The inaccuracy of estimates and assumptions used in the preparation of our financial statements, or the effect of new accounting requirements or changes to U.S. generally accepted accounting principles.

•	Factors related to seasonal fluctuations in our business.
•	The occurrence of severe weather events.
•	Factors related to the geographic concentration of our stores.

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For more details on factors that could affect expectations, see our Annual Report on Form 10-K for the fiscal year ended February 28, 2014, and our quarterly or current reports as filed with or furnished to the U.S. Securities and Exchange Commission.  Our filings are publicly available on our investor information home page at investor.carmax.com.  Requests for information may also be made to the Investor Relations Department by email to investor_relations@carmax.com or by calling 1-804-747-0422 ext. 4391.  We undertake no obligation to update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

Contacts:

Investors and Financial Media:

Katharine Kenny, Vice President, Investor Relations, (804) 935-4591

Celeste Gunter, Manager, Investor Relations, (804) 935-4597

General Media:

Trina Lee, Director, Public Relations, (855) 887-2915

Catherine Gryp, Manager, Public Relations, (855) 887-2915

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CARMAX, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF EARNINGS

(UNAUDITED)

	Three Months Ended November 30				Nine Months Ended November 30
(In thousands except per share data)	2014	% (1)	2013	% (1)	2014	% (1)	2013	% (1)
SALES AND OPERATING REVENUES:
Used vehicle sales	$2,794,515	82.1	$2,396,840	81.5	$8,775,021	81.6	$7,738,118	81.5
New vehicle sales	54,561	1.6	50,073	1.7	194,294	1.8	162,502	1.7
Wholesale vehicle sales	481,676	14.1	437,272	14.9	1,557,191	14.5	1,402,838	14.8
Other sales and revenues	74,482	2.2	57,222	1.9	228,118	2.1	194,558	2.0
NET SALES AND OPERATING REVENUES	3,405,234	100.0	2,941,407	100.0	10,754,624	100.0	9,498,016	100.0
Cost of sales	2,958,614	86.9	2,559,686	87.0	9,342,934	86.9	8,233,456	86.7
GROSS PROFIT	446,620	13.1	381,721	13.0	1,411,690	13.1	1,264,560	13.3
CARMAX AUTO FINANCE INCOME	89,722	2.6	83,905	2.9	276,911	2.6	255,346	2.7
Selling, general and administrative expenses	316,632	9.3	284,366	9.7	927,716	8.6	857,761	9.0
Interest expense	7,338	0.2	7,649	0.3	22,290	0.2	23,288	0.2
Other expense	1,536	―	411	―	2,096	―	1,243	―
Earnings before income taxes	210,836	6.2	173,200	5.9	736,499	6.8	637,614	6.7
Income tax provision	80,787	2.4	66,748	2.3	282,279	2.6	244,237	2.6
NET EARNINGS	$130,049	3.8	$106,452	3.6	$454,220	4.2	$393,377	4.1
WEIGHTED AVERAGE COMMON SHARES:
Basic	214,228		223,259		217,568		223,831
Diluted	217,025		227,417		220,585		227,870
NET EARNINGS PER SHARE:
Basic	$0.61		$0.48		$2.09		$1.76
Diluted	$0.60		$0.47		$2.06		$1.73

(1)Calculated as a percentage of net sales and operating revenues and sums may not equal totals due to rounding.

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CARMAX, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	(Unaudited)		(Unaudited)
	November 30	February 28	November 30
(In thousands except share data)	2014	2014	2013
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$189,880	$627,901	$664,758
Restricted cash from collections on auto loan receivables	275,718	259,299	246,795
Accounts receivable, net	88,180	79,923	68,027
Inventory	1,964,673	1,641,424	1,556,277
Deferred income taxes	6,368	7,866	2,651
Other current assets	48,433	26,811	20,286
TOTAL CURRENT ASSETS	2,573,252	2,643,224	2,558,794
Auto loan receivables, net	8,138,307	7,147,848	6,892,311
Property and equipment, net	1,833,600	1,652,977	1,588,633
Deferred income taxes	166,811	152,199	151,281
Other assets	131,436	110,909	112,856
TOTAL ASSETS	$12,843,406	$11,707,157	$11,303,875

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$459,929	$427,492	$367,478
Accrued expenses and other current liabilities	202,533	202,588	138,910
Accrued income taxes	424	2,438	8,554
Short-term debt	2,574	582	1,287
Current portion of finance and capital lease obligations	20,915	18,459	17,837
Current portion of non-recourse notes payable	241,807	223,938	214,535
TOTAL CURRENT LIABILITIES	928,182	875,497	748,601
Long-term debt, excluding current portion	300,000	―	―
Finance and capital lease obligations, excluding current portion	311,771	315,925	320,791
Non-recourse notes payable, excluding current portion	7,938,626	7,024,506	6,755,534
Other liabilities	182,675	174,232	190,580
TOTAL LIABILITIES	9,661,254	8,390,160	8,015,506

Commitments and contingent liabilities
SHAREHOLDERS’ EQUITY:
Common stock, $0.50 par value; 350,000,000 shares authorized;
210,918,281 and 221,685,984 shares issued and outstanding
as of November 30, 2014 and February 28, 2014, respectively	105,459	110,843	111,614
Capital in excess of par value	1,080,267	1,038,209	1,013,939
Accumulated other comprehensive loss	(45,858)	(46,271)	(57,127)
Retained earnings	2,042,284	2,214,216	2,219,943
TOTAL SHAREHOLDERS’ EQUITY	3,182,152	3,316,997	3,288,369
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$12,843,406	$11,707,157	$11,303,875

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CARMAX, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Nine Months Ended November 30
(In thousands)	2014		2013
OPERATING ACTIVITIES:
Net earnings	$454,220		$393,377
Adjustments to reconcile net earnings to net cash
used in operating activities:
Depreciation and amortization	84,994		73,983
Share-based compensation expense	57,192		54,948
Provision for loan losses	60,274		48,993
Provision for cancellation reserves	53,764		35,247
Deferred income tax benefit	(13,347)		(4,576)
Loss on disposition of assets and other	2,486	–	1,844
Net (increase) decrease in:
Accounts receivable, net	(8,257)		23,934
Inventory	(323,249)		(38,464)
Other current assets	(22,061)		3,480
Auto loan receivables, net	(1,050,733)		(1,045,386)
Other assets	(2,910)		(6,714)
Net (decrease) increase in:
Accounts payable, accrued expenses and other current
liabilities and accrued income taxes	(16,321)		1,707
Other liabilities	(60,667)		(35,513)
NET CASH USED IN OPERATING ACTIVITIES	(784,615)		(493,140)
INVESTING ACTIVITIES:
Capital expenditures	(238,860)		(212,900)
Proceeds from sales of assets	5,833		5,143
Increase in restricted cash from collections on auto loan receivables	(16,419)		(22,508)
Increase in restricted cash in reserve accounts	(11,323)		(7,826)
Release of restricted cash from reserve accounts	6,340		15,022
Purchases of money market securities, net	(8,604)		(3,833)
Purchases of trading securities	(3,468)		(1,868)
Sales of trading securities	333		71
NET CASH USED IN INVESTING ACTIVITIES	(266,168)		(228,699)
FINANCING ACTIVITIES:
Increase in short-term debt, net	1,992		932
Issuances of long-term debt	300,000		-
Cash paid for issuance of long-term debt	(496)		-
Payments on finance and capital lease obligations	(13,395)		(14,963)
Issuances of non-recourse notes payable	5,882,000		5,300,000
Payments on non-recourse notes payable	(4,950,011)		(4,185,021)
Repurchase and retirement of common stock	(688,619)		(196,748)
Equity issuances, net	47,330		19,967
Excess tax benefits from share-based payment arrangements	33,961		13,066
NET CASH PROVIDED BY FINANCING ACTIVITIES	612,762		937,233
(Decrease) increase in cash and cash equivalents	(438,021)		215,394
Cash and cash equivalents at beginning of year	627,901		449,364
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$189,880		$664,758

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